Exhibit 31.1

Certification

I, Francis P. Kavanaugh, certify that:

1.I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 of Medalist Diversified REIT, Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 28, 2025	/s/ Francis P. Kavanaugh
Date	President and Chief Executive Officer (Principal Executive Officer)